Exhibit 23.1

                    Consent of Certified Public Accountant
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Annual Report on Form 10-KSB/A/3 of my Audit Report of International Power Group, Ltd. dated March 30, 2006 for the period ended December 31, 2005, and to all references to my Firm included in this registration statement.


/s/ Robert G. Jeffrey
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Robert G. Jeffrey

Wayne, New Jersey 07470
May 30, 2006

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